UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Public Offering of 6 3/4% Senior Notes due 2022

Underwriting Agreement

On November 16, 2011, Plains Exploration & Production Company (“PXP”) and certain of its subsidiaries entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters, relating to the public offering of $1,000,000,000 in aggregate principal amount of its 6 3/4% Senior Notes due 2022 (the “Notes”). The offering was made pursuant to PXP’s shelf registration statement on Form S-3 (File No. 333-165263), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 5, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements by PXP, and customary conditions to closing, indemnification obligations of PXP and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Notes and Supplemental Indenture

On November 21, 2011, PXP completed the public offering of the Notes. PXP intends to use the net proceeds from the offering of approximately $984 million, after deducting the underwriting discount and estimated offering expenses, to repay amounts outstanding under PXP’s senior revolving credit facility and for general corporate purposes. PXP intends to use future borrowings under its senior revolving credit facility, together with cash on hand and cash received upon the completion of certain proposed asset sales, to fund its pending tender offers described in Item 7.01 below and for general corporate purposes, which may include the redemption or repurchase of any of its 2015 Notes (as defined below) and our 2017 Notes (as defined below) not tendered in the tender offers and the retirement of other indebtedness.

The terms of the Notes are governed by an Indenture dated as of March 13, 2007, between PXP and Wells Fargo Bank, N.A, as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture dated as of November 21, 2011 (the “Supplemental Indenture”), by and among PXP, the guarantors listed therein and the Trustee.

The Supplemental Indenture, including the form of the Notes, is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Relationships

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Deepwater Gulf of Mexico Transaction

As previously reported, on October 28, 2011, PXP and its wholly owned subsidiary, Plains Offshore Operations Inc. (“POOI”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain affiliated funds (collectively, the “EIG Funds”) of EIG Global Energy Partners (“EIG”), pursuant to which POOI agreed to issue and sell (the “POOI Offering”) to the EIG Funds, in a private placement transaction under Section 4(2) of the Securities Act, at an aggregate purchase price of $450 million, shares of its 8.0% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and non-detachable warrants (the “Warrants”) to purchase shares of its common stock, par value $0.001 per share (the “Common Stock”). In addition, PXP agreed to contribute, directly or indirectly through its subsidiaries, all right, title and interest of PXP in and to its oil and natural gas properties and assets located in the United States Gulf of Mexico in water depths of 500 feet or more, including the Lucius oil field and the Phobos prospect (the “Deepwater Assets”), to POOI. The transactions contemplated by the Securities Purchase Agreement are referred to as the “Deepwater Gulf of Mexico Transaction.”

The POOI Offering closed on November 17, 2011, and on November 18, 2011, PXP completed the contribution of the Deepwater Assets to POOI. As a result of the POOI Offering, PXP owns 80%, and the EIG Funds own 20%, of the common equity securities of POOI on a fully diluted basis, excluding shares that may be issued upon exercise of the Warrants.

A summary of the terms of the Preferred Stock and Warrants is contained in PXP’s Current Report on Form 8-K filed with the SEC on November 2, 2011.

Stockholders Agreement

In connection with the closing of the POOI Offering, PXP, POOI, PXP Resources LLC, a wholly owned subsidiary of PXP, and the EIG Funds entered into a stockholders agreement (the “Stockholders Agreement”) to set forth certain rights and obligations of the parties. Under the Stockholders Agreement, the POOI board of directors (the “POOI Board”) will consist of five directors. Prior to a qualified initial public offering (as defined in the Stockholders Agreement), PXP will have the right to appoint four directors and the holders of Preferred Stock will have the right to appoint one director.

The Stockholders Agreement provides preemptive rights to PXP and the EIG Funds prior to an initial public offering (as defined in the Stockholders Agreement) with respect to certain issuances of equity securities by POOI. In the event that PXP or any of its affiliates intend to transfer any shares of their Common Stock to an unaffiliated third party purchaser, each equity holder will have, in certain circumstances, the option to also transfer their shares to such third party purchaser. PXP has a right to purchase shares of Preferred Stock, Common Stock and Warrants under certain circumstances in order to permit the consolidation of POOI for federal income tax purposes. PXP also has a right at any time on or after the fifth anniversary of the closing of the POOI Offering to purchase all, but not less than all, of the outstanding Preferred Stock and Warrants for cash.

At any time after the fourth anniversary of the closing of the POOI Offering, the preferred stockholders holding a majority of the shares of Preferred Stock (excluding shares held by PXP or its affiliates) may cause POOI to use its commercially reasonable efforts to consummate an exit event. An exit event as defined under the Stockholders Agreement means, at the sole option of POOI, (i) the purchase by PXP or the redemption by POOI of all the Preferred Stock, Warrants and Common Stock held by the EIG Funds for the aggregate fair value thereof; (ii) a sale of POOI or a sale of all or substantially all of POOI’s assets, in each case in an arms’ length transaction with a third party, at the highest price available after reasonable marketing efforts by POOI; or (iii) a qualified initial public offering. In the event that POOI fails to consummate an exit event prior to the applicable exit event deadline, the conversion price of the Preferred Stock will immediately and automatically be adjusted such that all issued and outstanding shares of Preferred Stock on an as-converted basis taken together with shares of Common Stock issuable upon exercise of the Warrants, in the aggregate, will constitute 49% of the common equity securities of POOI on a fully diluted basis.

POOI Registration Rights Agreement

In connection with the closing of the POOI Offering, POOI and the EIG Funds entered into a registration rights agreement (the “POOI Registration Rights Agreement”). Pursuant to the POOI Registration Rights Agreement, under certain circumstances, the EIG Funds are entitled, beginning 180 days after an initial public offering of POOI, to demand that POOI use its commercially reasonable efforts to effect the registration of shares of Common Stock held by the EIG Funds. POOI will not be required to effect more than four registrations over any period of three years or more than one registration during any six-month period. In addition, the POOI Registration Rights Agreement permits the EIG Funds to participate in certain underwritten public offerings by POOI.

Management Services and Operating Agreement; Tax Matters Agreement

On November 18, 2011, PXP and POOI entered into a management services and operating agreement (the “MSOA”) and tax matters agreement (the “Tax Matters Agreement”). Pursuant to the MSOA, PXP has agreed to provide certain administrative services to POOI to support and complement the services provided by PXP’s officers and directors. In addition to reimbursement for the costs relating to the provision of these services, POOI will pay to PXP an annual administrative fee of $12 million, increased by 3% on each anniversary of the date of the MSOA, payable on a monthly basis. The Tax Matters Agreement provides, among other things, for the allocation between PXP and POOI of, and indemnification against, certain liabilities for taxes.

Credit Agreement Amendment

In connection with the closing of the POOI Offering, on November 17, 2011, PXP entered into the Omnibus Amendment No. 3 to Amended and Restated Credit Agreement (the “Amendment”) with the several banks and other financial institutions signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment allows for the Deepwater Gulf of Mexico Transaction and the senior secured guarantee by PXP of borrowings under the POOI Credit Agreement (as defined below). The Amendment also requires that PXP make a mandatory prepayment if the total borrowings under both its senior revolving credit facility and the POOI Credit Agreement exceed the borrowing base (as defined under the PXP senior revolving credit facility). In addition, the borrowing base will not be reduced by the offering of the Notes if the proceeds are used within 75 days to repay any senior notes. The Amendment increases the amount of equity interests and senior notes that PXP may repurchase or redeem from $1.0 billion to $1.6 billion and excludes from such amount any redemptions of senior notes in connection with any refinancing permitted under the Amended and Restated Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and incorporated by reference herein.

POOI Credit Agreement

On November 18, 2011, POOI entered into a credit agreement (the “POOI Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto, Barclays Bank PLC and Bank of Montreal, as co-documentation agents, and Toronto Dominion (New York) LLC and Wells Fargo Bank, National Association, as co-syndication agents. The POOI Credit Agreement contains a $50 million sub-limit on letters of credit and matures on November 18, 2016. The aggregate commitments of the lenders under the Credit Agreement are $300 million.

The borrowings under the POOI Credit Agreement are guaranteed on a senior basis by PXP and certain of its subsidiaries, and are secured on a pari passu basis by liens on the same collateral that secures PXP’s senior revolving credit facility. Amounts borrowed under the POOI Credit Agreement are expected to bear interest, at POOI’s election, at a rate of either (i) the Eurodollar rate, which is based on LIBOR, plus an additional variable amount ranging from 1.50% to 2.50%, or (ii) a variable amount ranging from 0.50% to 1.50% plus the greater of (1) the prime rate, as determined by JPMorgan Chase Bank, or (2) the federal funds rate, plus  1/2 of 1%. The additional variable amount of interest payable is based on the utilized rate as a percentage of (a) the outstanding borrowings under both the POOI Credit Agreement and PXP’s senior revolving credit facility and (b) the borrowing base under PXP’s senior revolving credit facility. Commitment fees range from 0.375% to 0.50% for amounts available for borrowing.

The POOI Credit Agreement contains certain affirmative and negative covenants, including limiting POOI’s ability, among other things, to create liens, incur other indebtedness, make dividends or other distributions, make investments, change the nature of POOI’s business and merge or consolidate, as well as customary events of default, including a cross-default to PXP’s senior revolving credit facility.

Item 7.01	Regulation FD Disclosure

On November 16, 2011, PXP issued a press release announcing the commencement of separate cash tender offers to purchase up to $600 million outstanding principal amount of its 7 3/4% Senior Notes due 2015 (the “2015 Notes”) and up to $400 million outstanding principal amount of its 7% Senior Notes due 2017 (the “2017 Notes”). PXP also issued a press release on November 17, 2011 announcing an increase in the maximum outstanding principal amount of the 2017 Notes that it is offering to purchase from $400 million to $500 million and an extension of the expiration date of such offer to 12:00 midnight (one minute after 11:59 p.m.) on December 15, 2011, which time and date may be extended by PXP in its sole discretion. The tender offer for the 2015 Notes will expire at 5:00 p.m., New York City time, on Thursday, December 15, 2011, unless extended by PXP in its sole discretion. On November 17, 2011, PXP issued a press release announcing the commencement of a cash tender offer to purchase up to $565 million outstanding principal amount of its 10% Senior Notes due 2016 (the “2016 Notes”), subject to proration. The tender offer for the 2016 Notes will expire at 12:00 midnight (one minute after 11:59 p.m.) on December 15, 2011, unless extended by PXP in its sole discretion.

A copy of each press release is furnished pursuant to Item 7.01 as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 16, 2011, by and among PXP, the guarantors parties thereto and the underwriters parties thereto.

4.1	Thirteenth Supplemental Indenture, dated as of November 21, 2011, to the Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes).

4.2	Omnibus Amendment No. 3 to Amended and Restated Credit Agreement, dated as of November 17, 2011, among PXP, the several banks and other financial institutions signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

99.1	Press Release dated November 16, 2011 announcing tender offer for the 2015 Notes and 2017 Notes.

99.2	Press Release dated November 17, 2011 announcing amendment to tender offer for the 2017 Notes.

99.3	Press Release dated November 17, 2011 announcing tender offer for the 2016 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: November 21, 2011	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller & Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 16, 2011, by and among PXP, the guarantors parties thereto and the underwriters parties thereto.

4.1	Thirteenth Supplemental Indenture, dated as of November 21, 2011, to the Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes).

4.2	Omnibus Amendment No. 3 to Amended and Restated Credit Agreement, dated as of November 17, 2011, among PXP, the several banks and other financial institutions signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

99.1	Press Release dated November 16, 2011 announcing tender offer for the 2015 Notes and 2017 Notes.

99.2	Press Release dated November 17, 2011 announcing amendment to tender offer for the 2017 Notes.

99.3	Press Release dated November 17, 2011 announcing tender offer for the 2016 Notes.